Exhibit 99.1

July 23, 2025

Press Release

Source:                  Farmers National Banc Corp.

Kevin J. Helmick, President and CEO

20 South Broad Street, P.O. Box 555

Canfield, OH 44406

330.533.3341

Email: exec@farmersbankgroup.com

FARMERS NATIONAL BANC CORP. ANNOUNCES EARNINGS FOR SECOND QUARTER OF 2025

●	170 consecutive quarters of profitability
●	Strong loan growth of $52.0 million for the quarter, or 6.4% annualized
●	Commercial loan balances grew $43.6 million for the quarter, or 8.8% annualized
●	Net interest margin increased from 2.71% in the second quarter of 2024 to 2.91% in the second quarter of 2025
●	Efficiency ratio improved from 60.8% in the second quarter of 2024 to 56.7% in the second quarter of 2025

CANFIELD, Ohio (July 23, 2025) – Farmers National Banc Corp. (“Farmers” or the “Company”) (NASDAQ: FMNB) today announced net income of $13.9 million, or $0.37 per diluted share, for the second quarter of 2025 compared to $11.8 million, or $0.31 per diluted share, for the second quarter of 2024. Net income for the second quarter of 2025 included pretax gains on the sale of investments securities and other assets totaling $173,000. Excluding these items (non-GAAP), net income for the first quarter of 2025 was $13.8 million, or $0.37 per diluted share.

Kevin J. Helmick, President and CEO, stated “Our strong second quarter results reflect the continued success of our approach to community banking and the disciplined execution of our long-term growth strategy. Higher profitability was driven by year-over-year growth in multiple lines of business, demonstrating the value we deliver to our Ohio and Pennsylvania communities.  The improvement in our efficiency ratio is also encouraging, as we remain focused on prudent expense management. These results are a testament to our dedicated associates and the power of our diverse, relationship-driven banking model.”

Balance Sheet

Total assets increased to $5.18 billion in the second quarter of 2025 from $5.16 billion at March 31, 2025 and $5.12 billion at December 31, 2024. Loans increased to $3.30 billion at June 30, 2025 from $3.25 billion at March 31, 2025 and $3.27 billion at December 31, 2024. The increase from the prior quarter was primarily due to strong growth in the commercial area with an increase in balances of $43.6%, or 8.8% annualized growth.

The Company had securities available for sale totaling $1.27 billion at June 30, 2025 compared to $1.28 billion as of March 31, 2025, and $1.27 billion at December 31, 2024. The Company anticipates continued rate volatility in the bond market in 2025, which will continue to affect the value of the portfolio.

Total deposits declined between March 31, 2025 and June 30, 2025 but are up $129.6 million since December 31, 2024. The decline since March 31, 2025, was primarily due to a decline in the use of brokered CDs while the increase since December is due to public funds seasonality and overall growth in deposit balances. Excluding public funds and brokered CDs, the Company has shown excellent growth in deposit balances with an increase of $71.7 million, or 8.8% annualized growth, since March 31, 2025, and $94.9, or 5.5% annualized growth, since December 31, 2024.

Total stockholders’ equity was $437.7 million at June 30, 2025 compared to $429.1 million at March 31, 2025 and $406.0 million at December 31, 2024. The increase was primarily due to an increase in retained earnings of $7.5 million due to $13.9 million of net income recognized during the quarter offset by dividends paid to the Company’s outstanding common shareholders.

Credit Quality

Non-performing loans increased to $27.8 million at June 30, 2025 from $20.7 million at March 31, 2025, and $22.8 million at December 31, 2024. Two loan relationships representing a combined total of $10.2 million moved into nonaccrual this quarter. Both of the relationships are non-owner occupied commercial real estate loans located in the Pittsburgh area. Specific reserves totaling $2.6 million were placed on the loans at the end of the second quarter. The Company is actively working with the borrowers. Nonperforming loans to total loans were 0.84% at June 30, 2025, compared to 0.64% at March 31, 2025, and 0.70% at December 31, 2024. The Company’s loans which were 30-89 days delinquent were $17.7 million at June 30, 2025, or 0.54% of total loans, compared to $11.2 million at March 31, 2025, and $13.0 million at December 31, 2024.

The Company’s provision for credit losses and unfunded commitments was $3.5 million for the second quarter of 2025 compared to $1.1 million for the second quarter of 2024. The provision in the second quarter of 2025 was driven primarily by the $2.6 million in specific reserves placed on the two nonperforming loans discussed previously. Annualized net charge-offs as a percentage of average loans were 0.07% for the second quarter of 2025, compared to 0.04% for the first quarter of 2025 and 0.07% for the second quarter of 2024. The allowance for credit losses to total loans was 1.17% at June 30, 2025, 1.09% at March 31, 2025, and 1.10% at December 31, 2024.

Net Interest Income

The Company reported $34.9 million in net interest income in the second quarter of 2025 compared to $32.1 million in the second quarter of 2024. Average interest earning assets increased to $4.89 billion in the second quarter of 2025 compared to $4.83 billion in the second quarter of 2024. The increase was primarily driven by an increase in average loan balances of $59.3 million. The net interest margin improved to 2.91% in the second quarter of 2025 compared to 2.85% in the first quarter of 2025 and 2.71% in the second quarter of 2024. The year-over-year increase in net interest margin was due to higher yields on earning assets and lower funding costs on interest bearing liabilities. The current rate cutting cycle by the Federal Reserve that began in September of 2024 has benefitted funding costs while the lag effects of assets repricing continued to drive earning asset yields higher. The yield on interest earning assets increased from 4.76% in the second quarter of 2024 to 4.77% in the second quarter of 2025 while the cost of interest-bearing liabilities declined from 2.73% in the second quarter of 2024 to 2.49% in the second quarter of 2025. The Company expects its net interest margin will continue to expand in 2025 but the degree of expansion will depend on future cuts to the fed funds rate by the Federal Reserve. Excluding acquisition marks and PPP interest, non-GAAP, the Company’s net interest margin was 2.77% in the second quarter of 2025, 2.67% in the first quarter of 2025, and 2.51% in the second quarter of 2024.

Noninterest Income

Noninterest income increased to $12.1 million in the second quarter of 2025 from $9.6 million in the second quarter of 2024 due to continued improvement in many fee-based lines of business and a lower level of losses on the sale of available for sale securities. Service charge income on deposit accounts declined $97,000 to $1.7 million in the second quarter of 2025 compared to $1.8 million for the second quarter of 2024. Bank owned life insurance (BOLI) income increased $180,000 during the second quarter of 2025 to $832,000 compared to $652,000 in the second quarter of 2024. The Company purchased an additional $15.0 million in policies during the first quarter of 2025 and policy crediting rates have increased over the last twelve months. Trust fees increased to $2.6 million in the second quarter of 2025 from $2.3 million in the second quarter of 2024. The Company continues to grow this line of business. Insurance agency commissions increased $573,000 to $1.8 million in the second quarter of 2025 from $1.3 million in the second quarter of 2024. The Company shared in the commission from the purchase of the new BOLI policies which added $329,000 to insurance commissions for the quarter. Annuity sales also continue to drive growth. Gains on the sale of available for sale securities were $36,000 in the second quarter of 2025 compared to a loss of $124,000 in the second quarter of 2024. Retirement plan consulting fees increased to $783,000 in the second quarter of 2025 from $623,000 in the second quarter of 2024 primarily due to the acquisition of Crest Retirement Advisors LLC in late December of 2024. Investment commissions grew $243,000 in the second quarter of 2025 compared to the second quarter of 2024. The Company has a strong sales team in this line of business and is looking to grow with deeper penetration into newer markets. Debit card income grew from $1.8 million in the second quarter of 2024 to $2.0 million in the second quarter of 2025 as better volumes were realized in the current period. Other noninterest income was $1.2 million in the second quarter of 2025 compared to $162,000 in the second quarter of 2024. SBIC income was $587,000 in the second quarter of 2025 compared to a loss of $1,000 in the second quarter of 2024. The Company also realized gains on the sale of assets of $137,000 in the second quarter of 2025 compared to losses on the sale of assets of $391,000 in the second quarter of 2024.

Noninterest Expense

Noninterest expense increased from $26.4 million in the second quarter of 2024 to $27.2 million in the second quarter of 2025. Salaries and employee benefits increased to $14.7 million in the second quarter of 2025, from $14.6 million in the second quarter of 2024. The increase was primarily driven by annual raises, the acquisition of Crest Retirement in the fourth quarter of 2024 and higher commission expense from increased revenue in the fee-based businesses offset by lower healthcare expense. Occupancy and equipment expense increased to $4.1 million in the second quarter of 2025 from $3.8 million in the second quarter of 2024 due to increased maintenance costs in 2025. Professional fess declined to $1.0 million in the second quarter of 2025 from $1.2 million in the second quarter of 2024 due primarily to lower legal expenses in 2025. Core processing expense increased to $1.4 million for the quarter ended June 30, 2025, from $1.1 million for the quarter ended June 30, 2024. The increase was due to annual increases and timing differences

Liquidity

The Company had access to an additional $596.9 million in FHLB borrowing capacity at June 30, 2025, along with $385.8 million in available for sale securities that are available for pledging. The Company’s loan to deposit ratio was 75.1% at June 30, 2025 while the Company’s average deposit balance per account (excluding collateralized deposits) was $26,054 for the same period.

About Farmers National Banc Corp.

Founded in 1887, Farmers National Banc Corp. is a diversified financial services company headquartered in Canfield, Ohio, with $5.2 billion in banking assets. Farmers National Banc Corp.’s wholly-owned subsidiaries are comprised of The Farmers National Bank of Canfield, a full-service national bank engaged in commercial and retail banking with 62 banking locations in Mahoning, Trumbull, Columbiana, Portage, Stark, Wayne, Medina, Geauga and Cuyahoga Counties in Ohio and Beaver, Butler, Allegheny, Jefferson, Clarion, Venango, Clearfield, Mercer, Elk and Crawford Counties in Pennsylvania, and Farmers Trust Company, which operates trust offices and offers services in the same geographic markets. Total wealth management assets under care at June 30, 2025 are $4.4 billion. Farmers National Insurance, LLC, a wholly-owned subsidiary of The Farmers National Bank of Canfield, offers a variety of insurance products.

Non-GAAP Disclosure

This press release includes disclosures of Farmers’ tangible common equity ratio, return on average tangible assets, return on average tangible equity, net income excluding costs related to acquisition activities and certain items, return on average assets excluding merger costs and certain items, return on average equity excluding merger costs and certain items, net interest margin excluding acquisition marks and related accretion and PPP interest and fees and efficiency ratio less certain items, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers’ marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures to their GAAP equivalents are included in the tables following Consolidated Financial Highlights below.

Cautionary Statements Regarding Forward-Looking Statements

We make statements in this news release and our related investor conference call, and we may from time to time make other statements, that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Farmers’ financial condition, results of operations, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Farmers’ control. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as “will,” “would,” “should,” “could” or “may.” Farmers’ actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Farmers’ actual results to differ materially from those described in certain forward-looking statements include significant changes in near-term local, regional, and U.S. economic conditions including those resulting from continued high rates of inflation, tightening monetary policy of the Board of Governors of the Federal Reserve, U.S. and foreign country tariff policies, and possibility of a recession; and the other factors contained in Farmers’ Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (SEC) and available on Farmers’ website (www.farmersbankgroup.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Farmers does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Farmers National Banc Corp. and Subsidiaries
Consolidated Financial Highlights
(Amounts in thousands, except per share results) Unaudited

Consolidated Statements of Income

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,	Percent
	2025	2025	2024	2024	2024	2025	2024	Change
Total interest income	$57,702	$57,305	$57,909	$57,923	$56,846	$115,007	$111,900	2.8%
Total interest expense	22,781	23,110	25,170	26,047	24,780	45,891	48,147	-4.7%
Net interest income	34,921	34,195	32,739	31,876	32,066	69,116	63,753	8.4%
Provision (credit) for credit losses	3,548	(204)	295	7,008	1,112	3,344	663	404.4%
Noninterest income	12,122	10,481	11,413	12,340	9,606	22,603	17,963	25.8%
Acquisition related costs	0	0	92	0	0	0	0	0.0%
Other expense	27,175	28,526	26,082	27,075	26,403	55,701	53,442	4.2%
Income before income taxes	16,320	16,354	17,683	10,133	14,157	32,674	27,611	18.3%
Income taxes	2,410	2,776	3,292	1,598	2,374	5,186	4,588	13.0%
Net income	$13,910	$13,578	$14,391	$8,535	$11,783	$27,488	$23,023	19.4%

Average diluted shares outstanding	37,622	37,381	37,616	37,567	37,487	37,622	37,480
Basic earnings per share	0.37	0.36	0.38	0.23	0.32	0.73	0.62
Diluted earnings per share	0.37	0.36	0.38	0.23	0.31	0.73	0.61
Cash dividends per share	0.17	0.17	0.17	0.17	0.17	0.34	0.34
Performance Ratios
Net Interest Margin (Annualized)	2.91%	2.85%	2.72%	2.66%	2.71%	2.88%	2.70%
Efficiency Ratio (Tax equivalent basis)	56.66%	59.60%	56.42%	58.47%	60.80%	58.12%	61.17%
Return on Average Assets (Annualized)	1.08%	1.06%	1.12%	0.66%	0.93%	1.07%	0.91%
Return on Average Equity (Annualized)	13.08%	13.12%	13.43%	8.18%	12.15%	13.10%	11.76%
Other Performance Ratios (Non-GAAP)
Return on Average Tangible Assets	1.13%	1.10%	1.16%	0.69%	0.97%	1.11%	0.95%
Return on Average Tangible Equity	23.37%	24.02%	23.95%	14.94%	23.74%	23.69%	22.79%

Consolidated Statements of Financial Condition

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2025	2025	2024	2024	2024
Assets
Cash and cash equivalents	$90,740	$113,256	$85,738	$189,136	$180,987
Debt securities available for sale	1,274,899	1,281,413	1,266,553	1,293,350	1,246,730
Other investments	42,410	40,334	45,405	33,617	37,594

Loans held for sale	2,174	2,973	5,005	2,852	2,577
Loans	3,303,359	3,251,391	3,268,346	3,280,517	3,237,369
Less allowance for credit losses	38,563	35,549	35,863	36,186	33,991
Net Loans	3,264,796	3,215,842	3,232,483	3,244,331	3,203,378

Other assets	503,409	503,222	483,740	473,217	485,587
Total Assets	$5,178,428	$5,157,040	$5,118,924	$5,236,503	$5,156,853

Liabilities and Stockholders' Equity
Deposits
Noninterest-bearing	$995,865	$979,142	$965,507	$969,682	$968,693
Interest-bearing	3,325,564	3,342,182	3,226,321	3,317,223	3,237,142
Brokered time deposits	74,988	159,964	74,951	74,932	0
Total deposits	4,396,417	4,481,288	4,266,779	4,361,837	4,205,835
Other interest-bearing liabilities	289,428	188,275	391,150	371,038	494,890
Other liabilities	54,835	58,343	54,967	63,950	59,434
Total liabilities	4,740,680	4,727,906	4,712,896	4,796,825	4,760,159
Stockholders' Equity	437,748	429,134	406,028	439,678	396,694
Total Liabilities and Stockholders' Equity	$5,178,428	$5,157,040	$5,118,924	$5,236,503	$5,156,853

Period-end shares outstanding	37,447	37,615	37,586	37,574	37,575
Book value per share	$11.69	$11.41	$10.80	$11.70	$10.56
Tangible book value per share (Non-GAAP)*	6.70	6.42	5.80	6.69	5.53

* Tangible book value per share is calculated by dividing tangible common equity by outstanding shares

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
	2025	2025	2024	2024	2024	2025	2024
Capital and Liquidity
Common Equity Tier 1 Capital Ratio (a)	11.60%	11.44%	11.14%	10.91%	10.94%
Total Risk Based Capital Ratio (a)	15.05%	14.87%	14.55%	14.34%	14.42%
Tier 1 Risk Based Capital Ratio (a)	12.08%	11.92%	11.62%	11.39%	11.43%
Tier 1 Leverage Ratio (a)	8.68%	8.52%	8.36%	8.20%	8.26%
Equity to Asset Ratio	8.45%	8.32%	7.93%	8.40%	7.69%
Tangible Common Equity Ratio (b)	5.03%	4.86%	4.42%	4.98%	4.18%
Net Loans to Assets	63.05%	62.36%	63.15%	61.96%	62.12%
Loans to Deposits	75.14%	72.55%	76.60%	75.21%	76.97%
Asset Quality
Non-performing loans	$27,819	$20,724	$22,818	$19,076	$12,870
Non-performing assets	28,052	20,902	22,903	19,137	12,975
Loans 30 - 89 days delinquent	17,727	11,192	13,032	15,562	18,546
Charged-off loans	748	698	928	5,116	661	1,446	1,943
Recoveries	176	362	293	504	98	538	369
Net Charge-offs	572	336	635	4,612	563	908	1,574
Annualized Net Charge-offs to Average Net Loans	0.07%	0.04%	0.08%	0.58%	0.07%	0.06%	0.10%
Allowance for Credit Losses to Total Loans	1.17%	1.09%	1.10%	1.10%	1.05%
Non-performing Loans to Total Loans	0.84%	0.64%	0.70%	0.58%	0.40%
Loans 30 - 89 Days Delinquent to Total Loans	0.54%	0.34%	0.40%	0.47%	0.57%
Allowance to Non-performing Loans	138.62%	171.54%	157.17%	189.69%	264.11%
Non-performing Assets to Total Assets	0.54%	0.41%	0.45%	0.37%	0.25%

(a) June 30, 2025 ratio is estimated
(b) This is a non-GAAP financial measure. A reconciliation to GAAP is shown below

	For the Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
End of Period Loan Balances	2025	2025	2024	2024	2024
Commercial real estate	$1,385,162	$1,370,661	$1,382,714	$1,372,374	$1,348,675
Commercial	363,009	336,600	349,966	358,247	343,694
Residential real estate	849,443	846,639	845,081	852,444	849,561
HELOC	171,312	161,991	158,014	155,967	151,511
Consumer	253,363	257,310	259,954	269,231	268,606
Agricultural loans	270,599	267,737	262,392	261,773	265,035
Total, excluding net deferred loan costs	$3,292,888	$3,240,938	$3,258,121	$3,270,036	$3,227,082

	For the Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
End of Period Customer Deposit Balances	2025	2025	2024	2024	2024
Noninterest-bearing demand	$995,866	$979,142	$965,507	$969,682	$968,693
Interest-bearing demand	1,388,596	1,468,424	1,366,255	1,453,288	1,380,266
Money market	748,770	718,083	682,558	676,664	677,058
Savings	416,795	416,162	414,796	418,771	433,166
Certificate of deposit	771,403	739,512	762,712	768,500	746,652
Total customer deposits	$4,321,430	$4,321,323	$4,191,828	$4,286,905	$4,205,835

Memo: Public funds included in above numbers	$801,561	$873,200	$766,853	$879,618	$825,808

	For the Three Months Ended					For the Twelve Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
Noninterest Income	2025	2025	2024	2024	2024	2025	2024
Service charges on deposit accounts	$1,749	$1,758	$1,890	$1,992	$1,846	$3,507	$3,429
Bank owned life insurance income, including death benefits	832	810	613	688	652	1,642	1,359
Trust fees	2,596	2,641	2,700	2,544	2,345	5,237	4,854
Insurance agency commissions	1,828	1,741	1,273	1,416	1,255	3,569	2,783
Security gains (losses), including fair value changes for equity securities	36	(1,313)	10	(403)	(124)	(1,277)	(2,244)
Retirement plan consulting fees	783	798	719	677	623	1,581	1,241
Investment commissions	721	529	621	476	478	1,250	910
Net gains on sale of loans	329	326	282	506	417	655	714
Other mortgage banking fee income (loss), net	27	147	285	(168)	192	174	317
Debit card and EFT fees	2,017	1,866	2,164	1,993	1,760	3,883	3,327
Other noninterest income	1,204	1,178	856	2,619	162	2,382	1,273
Total Noninterest Income	$12,122	$10,481	$11,413	$12,340	$9,606	$22,603	$17,963

	For the Three Months Ended					For the Twelve Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
Noninterest Expense	2025	2025	2024	2024	2024	2025	2024
Salaries and employee benefits	$14,722	$16,166	$14,424	$14,874	$14,558	$30,888	$29,627
Occupancy and equipment	4,119	4,138	4,075	3,968	3,815	8,257	7,545
FDIC insurance and state and local taxes	1,262	1,262	1,019	1,480	1,185	2,524	2,530
Professional fees	1,026	1,196	785	1,084	1,194	2,222	2,448
Merger related costs	0	0	92	0	0	0	0
Advertising	454	456	192	435	445	910	876
Intangible amortization	735	735	914	629	630	1,470	1,318
Core processing charges	1,401	1,397	1,202	1,186	1,099	2,798	2,234
Other noninterest expenses	3,456	3,176	3,471	3,419	3,477	6,632	6,864
Total Noninterest Expense	$27,175	$28,526	$26,174	$27,075	$26,403	$55,701	$53,442

Average Balance Sheets and Related Yields and Rates
(Dollar Amounts in Thousands)

	Three Months Ended			Three Months Ended
	June 30, 2025			June 30, 2024
	AVERAGE		YIELD/	AVERAGE		YIELD/
	BALANCE	INTEREST (1)	RATE (1)	BALANCE	INTEREST (1)	RATE (1)
EARNING ASSETS
Loans (2)	$3,274,394	$47,160	5.76%	$3,215,141	$46,590	5.80%
Taxable securities	1,141,799	7,384	2.59	1,118,598	6,813	2.44
Tax-exempt securities (2)	364,531	2,900	3.18	379,761	2,973	3.13
Other investments	40,206	462	4.60	33,441	322	3.85
Federal funds sold and other	65,841	429	2.61	78,591	743	3.78
Total earning assets	4,886,771	58,335	4.77	4,825,532	57,441	4.76
Nonearning assets	245,890			218,984
Total assets	$5,132,661			$5,044,516
INTEREST-BEARING LIABILITIES
Time deposits	$751,828	$6,584	3.50%	$744,422	$7,233	3.89%
Brokered time deposits	96,461	1,047	4.34	0	0	0.00
Savings deposits	1,145,277	4,284	1.50	1,102,443	4,117	1.49
Demand deposits - interest bearing	1,440,090	8,325	2.31	1,391,767	8,810	2.53
Total interest-bearing deposits	3,433,656	20,240	2.36	3,238,632	20,160	2.49

Short term borrowings	137,725	1,536	4.46	299,543	3,585	4.79
Long term borrowings	86,354	1,005	4.66	88,834	1,035	4.66
Total borrowed funds	224,079	2,541	4.54	388,377	4,620	4.76

Total interest-bearing liabilities	3,657,735	22,781	2.49	3,627,009	24,780	2.73

NONINTEREST-BEARING LIABILITIES AND STOCKHOLDERS' EQUITY
Demand deposits - noninterest bearing	992,990			972,290
Other liabilities	56,687			57,336
Stockholders' equity	425,249			387,881
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,132,661			$5,044,516
Net interest income and interest rate spread		$35,554	2.28%		$32,661	2.03%
Net interest margin			2.91%			2.71%

(1) Interest and yields are calculated on a tax-equivalent basis where applicable.

(2) For 2025, adjustments of $110,000 and $524,000, respectively, were made to tax equate income on tax exempt loans and tax exempt securities.  For 2024, adjustments of $77,000 and $518,000, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. These adjustments were based on a marginal federal income tax rate of 21%, less disallowances.

	Six Months Ended			Six Months Ended
	June 30, 2025			June 30, 2024
	AVERAGE		YIELD/	AVERAGE		YIELD/
	BALANCE	INTEREST (1)	RATE (1)	BALANCE	INTEREST (1)	RATE (1)
EARNING ASSETS
Loans (2)	$3,268,186	$93,970	5.75%	$3,198,239	$91,686	5.73%
Taxable securities	1,138,707	14,480	2.54	1,109,972	13,227	2.38
Tax-exempt securities (2)	370,770	5,890	3.18	393,918	6,182	3.14
Other investments	42,177	1,003	4.76	33,924	684	4.03
Federal funds sold and other	69,687	939	2.69	75,174	1,369	3.64
Total earning assets	4,889,527	116,282	4.76	4,811,227	113,148	4.70
Nonearning assets	236,226			223,014
Total assets	$5,125,753			$5,034,241
INTEREST-BEARING LIABILITIES
Time deposits	$739,103	$13,216	3.58%	$738,159	$14,281	3.87%
Brokered time deposits	119,798	2,585	4.32	0	0	0.00
Savings deposits	1,130,350	8,296	1.47	1,093,511	7,716	1.41
Demand deposits - interest bearing	1,412,543	15,860	2.25	1,371,058	16,553	2.41
Total interest-bearing deposits	3,401,794	39,957	2.35	3,202,728	38,550	2.41

Short term borrowings	177,862	3,954	4.45	312,167	7,524	4.82
Long term borrowings	86,282	1,980	4.59	88,778	2,073	4.67
Total borrowed funds	264,144	5,934	4.49	400,945	9,597	4.79

Total interest-bearing liabilities	3,665,938	45,891	2.50	3,603,673	48,147	2.67

NONINTEREST-BEARING LIABILITIES AND STOCKHOLDERS' EQUITY
Demand deposits - noninterest bearing	$985,347			983,728
Other liabilities	54,802			55,125
Stockholders' equity	419,666			391,715
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,125,753			$5,034,241
Net interest income and interest rate spread		$70,391	2.26%		$65,001	2.03%
Net interest margin			2.88%			2.70%

(1) Interest and yields are calculated on a tax-equivalent basis where applicable.

(2) For 2025, adjustments of $212,000 and $1,063 million, respectively, were made to tax equate income on tax exempt loans and tax exempt securities.  For 2024, adjustments of $178,000 and $1.3 million, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. These adjustments were based on a marginal federal income tax rate of 21%, less disallowances.

Reconciliation of Total Assets to Tangible Assets	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
	2025	2025	2024	2024	2024	2025	2024
Total Assets	$5,178,428	$5,157,040	$5,118,924	$5,236,503	$5,156,853	$5,178,428	$5,156,853
Less Goodwill and other intangibles	186,731	187,466	188,200	188,340	188,970	186,731	188,970
Tangible Assets	$4,991,697	$4,969,574	$4,930,724	$5,048,163	$4,967,883	$4,991,697	$4,967,883
Average Assets	5,132,661	5,118,767	5,159,901	5,134,062	5,044,516	5,125,753	5,034,241
Less average Goodwill and other intangibles	187,209	187,947	188,256	188,755	189,382	187,576	189,712
Average Tangible Assets	$4,945,452	$4,930,820	$4,971,645	$4,945,307	$4,855,134	$4,938,177	$4,844,529

Reconciliation of Common Stockholders' Equity to Tangible Common Equity	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
	2025	2025	2024	2024	2024	2025	2024
Stockholders' Equity	$437,748	$429,134	$406,028	$439,678	$396,694	$437,748	$396,694
Less Goodwill and other intangibles	186,731	187,466	188,200	188,340	188,970	186,731	188,970
Tangible Common Equity	$251,017	$241,668	$217,828	$251,338	$207,724	$251,017	$207,724
Average Stockholders' Equity	425,249	414,021	428,646	417,327	387,881	419,666	391,715
Less average Goodwill and other intangibles	187,209	187,947	188,256	188,755	189,382	187,576	189,712
Average Tangible Common Equity	$238,040	$226,074	$240,390	$228,572	$198,499	$232,090	$202,003

Reconciliation of Net Income, Less Merger and Certain Items	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
	2025	2025	2024	2024	2024	2025	2024
Net income	$13,910	$13,578	$14,391	$8,535	$11,783	$27,488	$23,023
Acquisition related costs - after tax	0	0	82	0	0	0	0
Net loss (gain) on asset/security sales - after tax	(137)	1,056	70	(32)	407	920	2,082
Net income - Adjusted	$13,773	$14,634	$14,543	$8,503	$12,190	$28,408	$25,105
Diluted EPS excluding merger and certain items	$0.37	$0.39	$0.39	$0.23	$0.33	$0.76	$0.67
Return on Average Assets excluding merger and certain items (Annualized)	1.07%	1.14%	1.13%	0.66%	0.97%	1.11%	1.00%
Return on Average Equity excluding merger and certain items (Annualized)	12.96%	14.14%	13.57%	8.15%	12.57%	13.54%	12.82%
Return on Average Tangible Equity excluding acquisition costs and certain items (Annualized)	23.14%	25.89%	24.20%	14.88%	24.56%	24.48%	24.86%

Efficiency ratio excluding certain items	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
	2025	2025	2024	2024	2024	2025	2024
Net interest income, tax equated	$35,554	$34,837	$33,364	$32,483	$32,661	$70,391	$65,001
Noninterest income	12,122	10,481	11,413	12,340	9,606	22,603	17,963
Net (gain) on loan sale	0	0	0	0	0	1,277	0
Net loss (gain) on asset/security sales	(173)	1,337	89	(41)	515	(113)	2,635
Net interest income and noninterest income adjusted	47,503	46,655	44,866	44,782	42,782	94,158	85,599
Noninterest expense less intangible amortization	26,440	27,791	25,260	26,446	25,773	54,231	52,124
Acquisition related costs	0	0	92	0	0	0	0
Noninterest expense adjusted	#REF!	#REF!	#REF!	#REF!	#REF!	#REF!	#REF!
Efficiency ratio excluding certain items	#REF!	#REF!	#REF!	#REF!	#REF!	#REF!	#REF!

Net interest margin excluding acquisition marks and PPP interest and fees	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
	2025	2025	2024	2024	2024	2025	2024
Net interest income, tax equated	$35,554	$34,837	$33,364	$32,483	$32,661	$70,391	$65,001
Acquisition marks	1,731	2,151	1,953	2,123	2,391	3,882	4,761
PPP interest and fees	0	0	0	1	1	0	2
Adjusted and annualized net interest income	135,292	130,744	125,644	121,436	121,076	66,509	120,476
Average earning assets	4,886,771	4,892,311	4,912,702	4,890,344	4,825,532	4,889,527	4,811,227
Less PPP average balances	95	105	112	118	171	103	192
Adjusted average earning assets	4,886,676	4,892,206	4,912,590	4,890,226	4,825,361	4,889,424	4,811,035
Net interest margin excluding marks and PPP interest and fees	2.77%	2.67%	2.56%	2.48%	2.51%	1.36%	2.50%